Calyxt Issues Stockholder Letter

Roseville, MN – January 21, 2020 – Calyxt, Inc. (NASDAQ: CLXT), a plant-based technology company focused on healthy food ingredients, has released the following letter to its stockholders from Jim Blome, Chief Executive Officer.

Dear Fellow Stockholders:

2019 was an exciting year as we achieved several operational milestones, entered the commercialization phase of our business and recorded revenues for our high oleic (HO) soybean meal and HO soybean oil. I wanted to provide my perspective from the CEO post on our progress in 2019 and upcoming milestones for 2020 and beyond.

The Launch of Our First Commercial Products

We are proud of the success we had in the commercial launches of our HO soybean products during the year. I view 2019 as a year of technology validation to the marketplace, as well as a year of commercial foundation building for our soybean business – setting the stage for continued execution in 2020 and beyond.

In February 2019 we completed consultation with the FDA for our HO soybeans. This was the first gene edited food product to complete the FDA consultation process and be commercialized in the United States.

To further build the case for our HO soybean oil, we conducted third-party validation testing against several commodity and premium vegetable oils. Through these tests, we confirmed performance benefits our oil has in foodservice and food manufacturing applications – such as up to 3x the fry life with less residue buildup and lower polymerization levels as compared to competing oils.

Immediately upon launch, we signed on a popular Midwest restaurant chain as an oil customer. Following this initial success, we were able to place our oil into Sysco, the world’s largest foodservice distribution company, who has now sold our oil to over 60 of its foodservice accounts. We have subsequently added additional multi-unit restaurant chains in the Midwest and Southeast and have added another top-tier foodservice distributor in the U.S. to our customer portfolio.

Additionally, several food manufacturing companies are evaluating our HO soybean oil for use in cereals, granola bars, nutritional supplements and more. This $4.7 billion market segment is particularly appealing to us because of the extremely large potential order size and the fact that our product can deliver key characteristics like high stability and a longer shelf life. For these reasons, our commercial team will continue to actively pursue food manufacturing companies as customers.

Calyxt customer acquisition is powered by our identity preserved supply chain. Our integrated business model – with hundreds of farmers and three of the largest cooperatives in the country covering seed distribution, seed treatment, agronomy, elevator storage, crush plants and rail logistics – are an important part of what we believe will enable us to be a reliable partner to our current and future customers.

Building a World-Class Team

In the last 15 months there has been a dramatic change in leadership in the C-level suite that commenced with my appointment in September 2018. Our goal was to build out a world class leadership team to support the commercial growth opportunities facing us today and to drive our innovation platform in the future.

In early January 2019, Bill Koschak was appointed as our new chief financial officer. Bill’s extensive experience in the consumer-packaged goods and foodservice industries at General Mills brought a unique combination of skills that accelerated the commercial ramp up of our soybean business as well as provided a heightened level of financial acumen to the organization.

In February 2019, we named Debra Frimerman, a renowned legal mind with deep industry knowledge, as our General Counsel. She has proven instrumental as we navigate our rapid growth trajectory.

In May 2019, we appointed Dr. Travis Frey, a widely respected plant biology scientist, to the newly created position of Chief Technology Officer. Travis’ well-rounded background in the field, in partnership with our Chief Science Officer, Dr. Dan Voytas, are together responsible for delivering on the commitments in our growing project pipeline.

In September 2019, we appointed Keith Blanks to the newly created position of Senior Vice President of Sales and Marketing with a focus on driving sales growth of our HO soybean oil to food manufacturers, foodservice distributors and operators as well as other channels. Keith will also provide the framework and relationships to launch our future products.

And finally, in December 2019, we appointed 35-year Agribusiness veteran Vince Restucci as Vice President of Agronomy Services to support our market entry into new crops and farming geographies.

I am confident that our team has the breadth and depth needed to grow Calyxt into a leading global AgTech company.

2020 and Beyond: Calyxt as an Innovation Platform Company

We believe the successful commercial launch of our HO soybean products proves there is demand for gene-edited products.  The potential benefits of gene-edited products to foodservice and food manufacturing companies (performance), consumers (health) and the planet (sustainability) are significant. We aim, through science, to benefit both people and planet.

The ability to selectively and rapidly breed a plant based on its natural genome, in a way like how farmers have bred plants for thousands of years, is game changing for agriculture. As we move forward with these new product concepts, it is important to note that we view the launch of our HO soybean products as a proof of concept – not necessarily a blueprint or model for the commercialization of all our future products.

My long-term vision for future Calyxt products is a capital-light model that leverages our core strength – editing plant genes using our proprietary TALEN technology and world-class scientific team – bringing innovative products to market alongside industry-leading companies with established market access and scale.

To realize on this vision, in 2020 we plan to expand our go-to-market strategy and monetize multiple collaboration projects, which we expect will deliver upfront payments, milestone payments, and royalties. The nature, timing and amount of these payments will be driven by the size of the opportunity and what we and our collaborators each bring to the solution.  Our product innovation cycle is generally three to five years, giving us the ability to solve unmet product or commercial needs in an accelerated fashion.

Environmental, Social & Governance (ESG)

Food is an integral part of our culture and our well-being. Our mission is to produce health-conscious, sustainable ingredients for healthier foods so you can feel good about what’s on your plate. Today, we have the opportunity – and the responsibility – to address these issues head on, making the food you love healthier, more sustainable, and traceable from concept to fork.

To complement our mission, we believe providing non-financial metrics with respect to our ESG impact is important to help measure our progress. We look forward to sharing more details on our ESG commitments in 2020.

Enhanced Investor Relations Initiatives

In 2020, we will be expanding our investor relations initiatives to increase market awareness of our successes.

To spearhead these efforts alongside the executive team, we have engaged MZ Group to lead an investor relations and financial communications program across all key markets.

Since engaging MZ, we have completed a comprehensive revamp of our investor relations website and a new investor presentation – viewable by clicking here – which we would encourage all investors to review.

In 2020, we intend to expand our presence at certain investment conferences and in one-on-one meetings. In addition, we are working on scheduling an Investor Day for Calyxt stockholders at our Minnesota R&D facility and corporate headquarters in April 2020.

We will provide additional details on these initiatives throughout the year. In the meantime, I want to personally invite you to sign-up to receive notices of upcoming events and press releases, such as our earnings release for 2019 that will provide more detail on our achievements in 2019 and our expectations for 2020.  Please visit the Investors section of our website at www.calyxt.com.

Conclusion

Together, I believe we have positioned Calyxt to revolutionize the agricultural landscape as we know it – an endeavor well worth pursuing. Our gene editing technology enables us to deliver healthier food and other products, such as heart healthy oils, high fiber wheat, or alfalfa that is more easily digested by livestock, using a process that mimics how plants could have developed in nature. We have a broad IP portfolio and strong product pipeline as we are developing nearly 10 innovative new products, and we expect to generate more than 25 stage advances through our development pipeline over the next two years.

In 2019 we built the team, streamlined our operations and refocused our efforts to commercialize our TALEN technology. In March 2019, we launched our HO soybean products including a heart healthy HO soybean oil and we expect to launch five new soybean varieties for the upcoming planting season supporting geographic expansion and diversifying weather risk. To accelerate our commercialization, we established agreements with supply chain leaders Agtegra, Landus and Central Valley Agriculture to enable scale to address our growing demand.

In January 2020 we will celebrate our ten-year anniversary as a company, an important milestone for any young company. In 2020 we are positioned to execute on our transformation with a line of sight to multiple revenue streams that include direct sales of food ingredients and animal nutrition products, collaboration arrangements, and the out-licensing of traits we develop to others. I believe this positions Calyxt to drive meaningful, long-term stockholder value. I am extremely proud of our team’s accomplishments and look forward to reporting upon their future successes in 2020.

On behalf of the entire team at Calyxt, we thank you very much for your continued support.

Sincerely,

Jim Blome

Chief Executive Officer

About Calyxt

Calyxt (NASDAQ: CLXT), based in Roseville, Minnesota is a plant-based technology company that utilizes our patented breeding technology to make the food you love a healthier choice. The care we take extends beyond nutritional value. We partner with farmers and food companies to deliver traceable plant-based products developed to be healthier and more sustainable than their conventional counterparts. We use cutting edge plant breeding techniques to develop products that help improve diets by reducing bad fats, allergens and toxins. We continuously pursue innovation to deliver good food that is good for you. For further information, please visit our website at www.calyxt.com.

Forward-Looking Statements

This stockholder letter contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by applicable laws.

Calyxt Media Contact:

Trina Lundblad, Director of Corporate Communications

(612) 790-0514

media@calyxt.com

Calyxt Investor Relations Contact:
Chris Tyson

Managing Director

MZ Group – MZ North America
(949) 491-8235

IR@calyxt.com
www.mzgroup.us